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                                                                   Exhibit 10.05





                                                 April 21, 1997




Campbell Strategic Allocation Fund, L.P.
c/o Campbell & Company Management Inc.
Court Towers Building
201 West Pennsylvania Avenue
Baltimore, Maryland 21204

Morgan Guaranty Trust Company of New York
60 Wall Street
New York, New York 10260-0060

Campbell & Company Inc.
Court Towers Building
201 West Pennsylvania Avenue
Baltimore, Maryland 21204

Swiss Bank Corporation
222 Broadway
New York, New York 10038

Gentlemen:

         This letter is to confirm our agreement that in connection with foreign currency spot and forward transactions entered into by Campbell & Company Management Inc. ("Campbell") on behalf of Campbell Strategic Allocation Fund, L.P. ("Fund") with each of Goldman, Sachs & Co. ("GS&Co.") and Morgan Guaranty Trust Company of New York ("Morgan Guaranty") and Swiss Bank Corporation, New York Branch ("SBC") (GS&Co., Morgan Guaranty and SBC being sometimes referred to herein as a "Counterpart" or, collectively, as "Counterparts"), Fund may, from time to time, irrevocably instruct each of Fund's Counterparts to cross-settle its respective transaction with Fund with each other, as more fully set forth below.

         With respect to foreign currency spot and forward transactions entered into by Campbell on behalf of Fund with each of GS&Co., Morgan Guaranty and SBC for settlement on the same value date and in the same currencies, Fund may, from time to time, irrevocably instruct each of Fund's Counterparts to settle its respective transaction with Fund by making payment of the currency owed to Fund to another of the Counterparts and, conversely, by receiving payment of the currency which Fund owes to it directly from such other Counterpart. Campbell agrees to provide Fund with written telex or telefax payment instructions to effect such a cross-settlement no later than two business days prior


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Campbell Strategic Allocation Fund, L.P.
April 21, 1997
Page 2


to the designated settlement date of a foreign currency transaction. Fund hereby irrevocably authorizes each of GS&Co., Morgan Guaranty and SBC to settle foreign currency transactions that each has entered into with Fund in accordance with cross-settlement payment instructions received from Fund.

         Upon receipt of such telex or telefax instructions for a cross-settlement from Fund, the Counterparts shall confirm with each other by telephone the receipt of such cross-settlement instructions and shall promptly exchange with each other by facsimile payment and receipt instructions, which shall be signed by an authorized representative of the Counterpart sending such instructions unless standing payment and/or delivery instructions are in effect.

         Fund agrees that any payment made by one Counterpart ("X") to another Counterpart ("Y"), pursuant to cross-settlement instructions received from Fund, shall discharge X's payment obligation to Fund to the extent of such payment; and, conversely, any payment received by Y from X, pursuant to Fund's cross-settlement instructions, shall discharge Fund's obligations to Y to the extent of such payment. If the amount Fund owes Y under a transaction hereunder exceeds the amount of any cross-settlement payment received by X, Fund shall remit the amount of such shortfall to Y. Nothing contained herein shall be construed to discharge the obligation of Fund to make payment under any transaction hereunder until payment of the full amount owed by Fund has been made by Fund or on its behalf pursuant to the terms thereof or hereof.

         Any Counterpart may, at its option and in its sole discretion, elect to settle any spot or forward foreign exchange transaction with the Fund that is not subject to cross-settlement in escrow. In order to so elect, such Counterpart (a "Notifying Party") must provide written notice to Fund which precedes the settlement date of such foreign exchange transaction by more than 2 business days. Such notice shall identify the applicable foreign exchange transaction, the amounts and currencies to be settled, the settlement date and the escrow agent. The escrow agent shall be a commercial bank, independent of either party, with a minimum net worth of US $100,000,000 or its equivalent in another currency. To the extent that Fund subsequently (but not later than as required above for cross-settlement) elects to cross-settle amounts with respect to such foreign exchange transaction, no escrow shall be required. If an escrow is required for a foreign exchange transaction, the deposit of each payment due on the relevant settlement date shall be made on that date in time for same day payment with the escrow agent accompanied by irrevocable payment instructions
(i) to release the deposited payment to the intended recipient upon receipt by the escrow agent of the required deposit of the corresponding payment from the other party on the same date accompanied by irrevocable payment instructions to the same effect, or (ii) if the required deposit of the corresponding payment is not made on that same date, to return such payment to the party that deposited it into escrow. The Notifying Party shall pay the costs of the escrow arrangements, and shall cause those arrangements to provide that the intended recipient of each payment shall be entitled to interest on that deposited payment for each day in the period of its deposit at the rate offered by the escrow agent for that day for overnight deposits in the relevant currency in the office where it holds the deposited payment (at 11:00 a.m. local time on that day) if the payment is not released by 5:00 p.m. local time on the date it is deposited for any reason other than such intended recipient's failure to make the escrow deposit it was required to make in a timely manner.

         Each party hereto represents to each of the other parties hereto that
(i) this agreement does not and will not violate or conflict with its charter or by-laws (or comparable constituent document), any law, regulation or order of any court or other agency of government applicable to it or any agreement to which it is a party or by which it or any of its property is bound; (ii) its obligations hereunder and under all agreements and transactions contemplated hereby are legal, valid and binding on it, enforceable in accordance with their terms; and (iii) the person signing this agreement for


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Campbell Strategic Allocation Fund, L.P.
April 21, 1997
Page 3


such party is an officer, director, and/or partner of such party and is authorized and duly empowered to do so. Fund represents to the Counterparts that Campbell is authorized to enter into the transactions that are the subject of this agreement on behalf of Fund and to bind Fund to the terms of such transactions.

         This agreement shall be governed by and construed in accordance with the internal laws of the State of New York, United States of America without giving effect to principles of conflicts of law. EACH PARTY EXPRESSLY SUBMITS TO THE EXCLUSIVE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK AND TO THE FEDERAL COURTS SITUATED IN NEW YORK CITY, BOROUGH OF MANHATTAN (WITHOUT RECOURSE TO ARBITRATION), WITH RESPECT TO ANY DISPUTES ARISING IN CONNECTION WITH TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT.

         Please indicate your agreement to the cross-settlement procedures described herein by signing the five copies of this letter and returning the executed copies to us. The parties agree that until such time as five original copies of this letter agreement are duly executed by each of the parties hereto, each of the parties shall sign a copy of this letter agreement and send the executed copy by facsimile to Chul Chung. The parties further agree that upon Chul Chung's receipt by facsimile of all five executed copies and notification to each of the parties to this Agreement that all five facsimile copies have been received, this letter agreement shall be binding upon each of them as if the original had been duly executed and received. Upon our receipt of the executed originals, GS&Co. will then provide each party hereto with a fully executed copy of this letter.


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Campbell Strategic Allocation Fund, L.P.
April 21, 1997
Page 4


         Any party may terminate its participation in this Agreement by giving 10 business days prior written notice thereof to each of the other parties.


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
ACCEPTED AND AGREED:                                                            ACCEPTED AND AGREED:


GOLDMAN, SACHS & CO.                                                            CAMPBELL STRATEGIC ALLOCATION
                                                                                FUND, L.P.

By:    /s/ Gary D. Cohn                                                         By:   /s/ Theresa D. Livesey
   ----------------------------------                                              ----------------------------------
   Name:  Gary D. Cohn                                                             Name:  Theresa D. Livesey, C.F.O.
   Title: Managing Director                                                        Title: Campbell & Company, Inc.
                                                                                              General Partner

ACCEPTED AND AGREED:                                                            ACCEPTED AND AGREED:


MORGAN GUARANTY TRUST COMPANY                                                   CAMPBELL & COMPANY, INC.
  OF NEW YORK


By:   /s/  Steven Sonnick                                                       By:    /s/  Theresa D. Livesey
   ----------------------------------                                              ----------------------------------
   Name:  Steven Sonnick                                                           Name:  Theresa D. Livesey
   Title: Vice President                                                           Title: Chief Financial Officer


ACCEPTED AND AGREED:


SWISS BANK CORPORATION


By:  /s/ Bernd E. Kallmeyer  /s/ Ellen C. Schubert
   -----------------------------------------------
   Name:  Bernd E. Kallmeyer
   Title: Director, Legal Affairs
   Name:  Ellen C. Schubert
   Title: Executive Director, Foreign Exchange Sales
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